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Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2
TO
CREDIT AGREEMENT

        THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") dated as of July 25, 2007, is entered into among GLADSTONE BUSINESS INVESTMENT, LLC, as the Borrower, DEUTSCHE BANK AG, CAYMAN ISLAND BRANCH, as a Committed Lender (the "Committed Lender"), DEUTSCHE BANK AG, NEW YORK BRANCH ("Deutsche Bank") as Managing Agent (in such capacity, collectively the "Managing Agent") and Deutsche Bank as Administrative Agent (in such capacity, the "Administrative Agent"). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the "Credit Agreement" referred to below.

PRELIMINARY STATEMENTS

        A.    Reference is made to that certain Credit Agreement dated as of October 19, 2006 among the Borrower, Gladstone Management Corporation, as Servicer, the CP Lenders, the Committed Lenders, the Managing Agents and the Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement").

        B.    The parties hereto have agreed to amend certain provisions of the Credit Agreement upon the terms and conditions set forth herein.

        SECTION 1.    Amendment.    Subject to the satisfaction of the conditions set forth in Section 3 hereof, the parties hereto hereby agree:

          (a)   to delete the definition of "Availability" in Section 1.1 of the Credit Agreement and substitute the following therefor:

      Availability:    On any day, the lesser of (i) the amount by which the sum of (1) the Borrowing Base plus (2) the amount of cash in the Pending Account exceeds the sum of (A) Advances Outstanding and (B) the aggregate outstanding unfunded commitments under the Revolver Loans on such day and (ii) the amount by which the Facility Amount exceeds the sum of (A) Advances Outstanding and (B) the aggregate outstanding unfunded commitments under the Revolver Loans on such day; provided, however, during the Amortization Period, the Availability shall be zero.

          (b)   to delete the definition of "Moody's Industry Classifications" in Section 1.1 of the Credit Agreement and substitute the following therefor:

      Moody's Industry Classifications:    The classifications as set forth in Exhibit N. The classification under which an Eligible Loan is categorized shall be determined on the date of origination in the reasonable discretion of the Borrower.

          (c)   to delete the definition of "Payment Date" in Section 1.1 of the Credit Agreement and substitute the following therefor:

      Payment Date:    The ninth (9th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day; provided that for purposes of distributions required pursuant to Section 2.8(a)(vii) only, "Payment Date" shall mean any Business Day.

          (d)   to insert the following definition of "Pending Account" in Section 1.1 of the Credit Agreement in appropriate alphabetical order therein:

      Pending Account:    An account, subject to a control agreement in form and substance acceptable to the Administrative Agent, maintained in the name of the Borrower for the purpose of receiving the proceeds of Advances.

          (e)   to delete Section 2.2(e) of the Credit Agreement in its entirety, and to substitute the following therefor:

      (e)    Each Funding Request shall specify the aggregate amount of the requested Advance, which shall be in an amount equal to at least $500,000. Each Funding Request shall be accompanied by (i) a Borrower Notice, depicting the outstanding amount of Advances under this Agreement and representing that all conditions precedent for a funding have been met, including a representation by the Borrower that the requested Advance shall not, on the Funding Date thereof, exceed the Availability on such day, (ii) a calculation of the Borrowing Base as of the applicable Funding Date (which calculation may, for avoidance of doubt, take into account (i) Loans which will become Transferred Loans on or prior to such Funding Date and (ii) any portion of such Advance which is to be deposited in the Pending Account at funding), (iii) an updated Loan List including each Loan that is subject to the requested Advance, (iv) the proposed Funding Date, and (v) wire transfer instructions for the Advance. A Funding Request shall be irrevocable when delivered; provided however, that if the Borrowing Base calculation delivered pursuant to clause (ii) above includes a Loan which does not become a Transferred Loan on or before the applicable Funding Date as anticipated, and the Borrower cannot otherwise make the representations required pursuant to clause (i) above, the Borrower shall revise the Funding Request accordingly, and shall pay any loss, cost or expense incurred by any Lender in connection with the broken funding evidenced by such revised Funding Request.

          (f)    to insert the following Section 2.15 in the Credit Agreement in appropriate numeric order therein:

  Section 2.15 Pending Account.

      (a)    The Borrower or the Servicer on its behalf shall cause to be established, on or before the Closing Date, and maintained in the name of the Borrower and assigned to the Administrative Agent as agent for the Secured Parties, with an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank) a segregated corporate trust account (the "Pending Account") for the purpose of receiving proceeds of Advances and funding purchases of Eligible Loans.

      (b)    Funds deposited in the Pending Account shall be used to purchase Eligible Loans within 3 Business Days of deposit. Any funds not used within such 3 Business Day period shall, unless otherwise approved by the Administrative Agent in its sole discretion, be used to make a prepayment of the Advances Outstanding pursuant to Section 2.3(b). Notice of such prepayment shall be given on the Business Day immediately succeeding the expiration of such 3 Business Day period, and such prepayment shall take place on the earliest possible Business Day following such notice.

        SECTION 2.    Representations and Warranties.    The Borrower hereby represents and warrants to each of the other parties hereto, that:

          (a)   this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

          (b)   on the date hereof, before and after giving effect to this Amendment, other than as amended or waived pursuant to this Amendment, no Early Termination Event or Unmatured Termination Event has occurred and is continuing.

        SECTION 3.    Conditions.

          (a)   This Amendment shall become effective on the first Business Day (the "Effective Date") on which the Administrative Agent or its counsel has received counterpart signature pages of this Amendment, executed by each of the parties hereto.

        SECTION 4.    Reference to and Effect on the Transaction Documents.

          (a)   Upon the effectiveness of this Amendment, (i) each reference in the Credit Agreement to "this Credit Agreement", "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and (ii) each reference to the Credit Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.

          (b)   Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Credit Agreement (including all other amendments thereto), of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

          (c)   The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, any Managing Agent or any Lender under the Credit Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

        SECTION 5.    Execution in Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic delivery shall be effective as delivery of a manually executed counterpart of this Amendment.

        SECTION 6.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 7.    Headings.    Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        SECTION 8.    Fees and Expenses.    The Borrower further hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Administrative Agent, Managing Agents or Lenders in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, Managing Agents or Lenders with respect thereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

GLADSTONE BUSINESS INVESTMENT, LLC
By:
Name: George Stelljes III
Title: President

Signature Page to Amendment No. 2 to Credit Agreement—Gladstone Business Investment, LLC

DEUTSCHE BANK AG, CAYMAN ISLAND BRANCH, as sole Committed Lender
By:
Name:
Title:
By:
Name:
Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Managing Agent and as Administrative Agent
By:
Name:
Title:
By:
Name:
Title:

Signature Page to Amendment No. 2 to Credit Agreement—Gladstone Business Investment, LLC

EXHIBIT N

1	Aerospace and Defense
2	Automobile
3	Banking
4	Beverage, Food and Tobacco
5	Buildings and Real Estate
6	Chemicals, Plastics and Rubber
7	Containers, Packaging and Glass
8	Personal and Non-Durable Consumer Products (Manufacturing Only)
9	Diversified/Conglomerate Manufacturing
10	Diversified/Conglomerate Service
11	Diversified Natural Resources, Precious Metals and Minerals
12	Ecological
13	Electronics
14	Finance
15	Farming and Agriculture
16	Grocery
17	Healthcare, Education and Childcare
18	Home and Office Furnishings, Housewares and Durable Consumer Products
19	Hotels, Motels, Inns and Gaming
20	Insurance
21	Leisure, Amusement, Motion Pictures, Entertainment
22	Machinery (Non-Agriculture, Non-Construction and Non-Electronic)
23	Mining, Steel, Iron and Non-Precious Metals
24	Oil and Gas
25	Personal, Food and Miscellaneous Services
26	Printing and Publishing
27	Cargo Transport
28	Retail Store
29	Telecommunications
30	Textiles and Leather
31	Personal Transportation
32	Utilities
33	Broadcasting and Entertainment
34	CDO/ABS

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  Exhibit 10.1
  EXECUTION VERSION
AMENDMENT NO. 2 TO CREDIT AGREEMENT
PRELIMINARY STATEMENTS
EXHIBIT N